EXHIBIT  9
                     DEED OF TERMINATION

The undersigned is the Trustee of the voting trust certificates under a Voting Trust Agreement between and among Julia J. Fancelli, Howard M. Jenkins, Nancy E. Jenkins and David F. Jenkins dated September 12, 1986.

Pursuant to authority granted to the undersigned by and in accordance with paragraph 14 of the Voting Trust Agreement, the undersigned hereby certifies that the Voting Trust Agreement is terminated effective upon the date this deed of termination is duly filed in the principal office of Publix Super Markets, Inc., in Lakeland, Florida.

Signed in pressence of:

/s/ Carolyn C. Day
------------------------
Witness

/s/ Ann P. Harman                                 /s/ Howard M. Jenkins
------------------------                          ---------------------------
Witness                                            Howard M. Jenkins
                                                   as Trustee (paragraph 14(1))


STATE OF FLORIDA
COUNTY OF POLK

The foregoing instrument was acknowledged before me by Howard M. Jenkins this 9th day of June, 1995.

                                                  /s/ Ann P. Harman
                                                  ---------------------------
                                                  Notary Public
                                                  Commission:
                                                  Ann P. Harman
                                                  Commission # CC 160184 Expires
                                                  December 30, 1995
                                                  Bonded thru Troy Fain
                                                  Insurance, Inc.